TRUCK TRANSPORTATION AGREEMENT

 JUNE 15, 2001


         THIS TRUCK TRANSPORTATION AGREEMENT (this "Agreement") is made and entered into effective the 15TH day of June 14, 2001, by and between Unified Services Group, LLC ("Unified" ) and J.S. Transportation, Inc. a State of New Jersey company, having an address at ________ ("JS") (the Unified and Cross Harbor being hereinafter collectively referred to as the "Parties").

                                    RECITALS

         WHEREAS, Unified is the owner of TTJV, LLC who has a contract to beneficially dispose New York City municipal biosolids ("NYCDEP") through 2013; and

         WHEREAS, JS is in the business of transporting material including containers by truck; and

         WHEREAS, the Parties are desirous of entering into an Agreement pursuant to which JS will transport sealed containers from various locations in New York City to the New York Cross Harbor facility in Jersey City, New Jersey which facility is commonly known as the Greenville Terminal.

         NOW, THEREFORE, In consideration of the mutual promises, covenants, and representations, warranties, and guarantees set forth in this Agreement, and other good and valuable consideration, the Parties, intending to be legally bound, hereto agree to the following:

         1. Definitions And Special Provisions. For purposes of this Agreement, the following definitions and special provisions shall apply:

                  (a) "Commencement Date" shall mean the 1 day of July 2001, or such other date that the Parties shall agree to in writing.

                  (b) "Containers" shall mean the one hundred forty (140) 28 or 30 cubic yard, twentyfour (24) ton gross loaded weight, Intermodal containers, constructed by Vanco, Inc., Accurate Industries, Hill Manufacturing, and/or Galbreath Manufacturing, Inc., which are each capable of carrying approximately twenty and one half (201/2) tons of biosolids, which containers are more specifically identified on Exhibit A 1 attached hereto and made a part hereof.

                  (c) "Routine Maintenance" shall mean all reasonably necessary repair and maintenance incidental to normal usage of trucks, chassises, and containers relating only to the performance of the daily operations. The Parties will provide their own maintenance to their own equipment per separate contracts and agreements.

                  (d) Chassis will be provided by Unified to JS and all requirements concerning that equipment shall be Unified's responsibilities, except that the Parties shall use their best efforts to cooperate and protect each others equipment and the overall operations to effectively perform under the municipal biosolids contracts.

2. Term of Lease. The Agreement term hereunder ("Term") shall commence on the 1 day of July 2001 and terminate on November 1, 2002. By agreement, the Term of this lease may be extended upon terms and conditions mutually acceptable to both Parties.

         3. Transportation Service Fee. The Transportation Service Fee ("Fee") for all truck transportation services to Unified by JS shall be ALL INCLUSIVE, e.g., gas, tolls, licenses, taxes, maintenance, insurance, permits, etc., during the Term of this Agreement herein as follows:

(a) Twohundred and thirtyeight dollars ($238.00) per round trip from any New York City, NY waste water treatment facility to the Greenville Terminal. The fee shall be payable on the 15th day of each month during the Term hereof, subject to a detailed invoice mutually agreed to by the Parties and submitted to Unified within three days of the 15th of each month.
(b) Unified represents and warrants that it will guaranty to JS a minimum of 2100 container loads annually during the term of this Agreement


4. Dispatcher Service. JS shall provide a fulltime dispatcher who shall be available to Unified personnel to communicate all required scheduling in accordance with the NYCDEP contract.


         (a) JS will cooperate fully in Unified's obligation to provide to NYCDEP a "real Time" information system whereby, NYCDEP officials will be able to ascertain accurate information concerning all biosolds movement and storage commencing with the actual pickup from the treatment facilities.

8. Indemnity. The JS agrees at its sole cost and expense to defend and hold the Master Lessor and/or Unified harmless from and against any liability, claim, demand, lien, suit, action or proceeding, judgment, award, decree, and all costs and expenses incurred therewith, including attorney's fees, for (a) any failure of JS to comply with its obligations under this Agreement and (b) death, injury or damage to property or person or any other liability whatsoever arising out of its negligence in the transportation, of the Containers by JS or its subcontractor, including fines, penalties and/or damages resulting from any environmental violations or pollutant discharges or spills. JS, while in possession, shall bear all risk of loss, damage, theft or destruction (partial or total) of the to the Containers caused by its negligence.

         9. Insurance. JS shall, at its sole expense, obtain and maintain Comprehensive or Commercial General Liability. Said policy of insurance shall be in a minimum amount of U.S. Five Million Dollars ($5,000,000), combined single limit, for both bodily injury and property damage. Lessee shall, in addition and at its sole expense, obtain and maintain "All Risk" Physical Damage insurance in such amount as is equal to the Container's replacement value. Furthermore, JS shall, at its sole expense, shall also obtain and maintain (i) Workers' Compensation insurance in amount and form necessary to satisfy statutory requirements, and (ii) environmental pollution insurance as may be required by any customer of Unified. JS shall furnish Unified with a certificate of such insurance immediately upon issuance thereof and all such certificates shall include Unified and/or the Master Lessor as an additional insured regarding the Commercial General Liability and loss payee on the "All Risk" policy and any pollution liability insurance policy required by Unified's customers, as applicable, and shall require notice to Unified and the Master Lessor of any cancellation or material changes in such policies or coverage's thirty (30) days in advance thereof. The maintenance of insurance by Unified hereunder shall not be deemed or construed to limit or modify the Cross Harbor's obligations under this Agreement. If JS fails to obtain such insurance or fails to pay the premium when due, Unified may do so and may charge JS the amount of such premiums.

         10.      Late Charge; Assessments.


                  (a) Unified shall pay the Fee and any other applicable charges under this Agreement when due. In the event that Unified does not make any payment within ten (10) days when due, the Unified shall pay a late charge of five (5%) percent of the late monthly rental payment (the "Late Charge"). The Late Charge shall accrue interest at the rate of eighteen (18%) percent per annum, or the maximum amount permissible under law, whichever is less, on the unpaid amount of such monthly payment, plus any collection or other cost, including reasonable attorney's fees, regardless of whether suit is filed.

                  (b) JS shall also pay all taxes, fees and assessments of every kind and nature whatsoever, including, but not limited to, sales tax, property tax, excise tax, or any other tax, charge, fee, assessment, or levy whatsoever together with any penalties, fines or interest thereon (herein collectively called the "Assessments") which may be charged against the Unified with respect to the use, transportation, operation and possession of the JS Equipment. In the event the Assessments are not paid by JS when due, then, in addition to all other remedies reserved to Unified hereunder at law and in equity, Unified may, but is not obligated to, pay the Assessments and collect the same from JS.

         11. Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default") under this Agreement.


                  (a) Unified fails to pay the Fee or an additional amount due hereunder when due and such failure to pay continues for ten (10) consecutive days after written notice from the JS; or

                  (b) Unified fails to pay any other sum required to be paid hereunder, and such failure continues for a period of ten (10) days following written notice from JS; or

                  (c) JS fails to perform any other term, covenant or condition of this Agreement, which failure is not cured within ten (10) days after written notice from Unified, including, without limitation, the following:

                           (i)      JS fails to maintain the insurance provided
for herein; or

                           (ii)     JS ceases to exist or terminates  its
independent   operations   by   reason  of  any   discontinuance,   dissolution,
liquidation, merger, sale of all or substantially all of its assets, or otherwise ceases doing business as a going concern; or

                           (iii)    JS (a)  applies  for or  consents  to the
appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official for itself or for all or a substantial part of its property, (b) is generally not paying its debts as such debts become due,
(c) makes a general assignment for the benefit of its creditors, (d) commences a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect, seeking liquidation, reorganization or other relief with respect to itself or its debts, (e) files a petition seeking to take advantage of any other law providing for the relief of debtors, (f) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (g) takes any corporate action for the purpose of effecting any of the foregoing; or

                  (iv) A proceeding or case is commenced, without the application or consent of Unified, in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, or winding up of JS or composition or readjustment of the debts of the JS, (b) the appointment of a trustee, receiver, custodian, liquidator or similar official for JS or for all or any substantial part of its assets, or (c) similar relief with respect to the Lessee under any law providing for the relief of debtors; or an order for relief is entered with respect to the JS in an involuntary case under the United States Bankruptcy Code, as now or hereafter in effect, or an action under the laws of the jurisdiction of incorporation or organization of JS, similar to any of the foregoing, is taken with respect to the JS or without its application or consent; or

         12. JS's Remedies. Upon the occurrence of an Event of Default and while such Event of Default is continuing, JS, at its sole option, upon its declaration, and to the extent not inconsistent with applicable law, may exercise any one or more of the following remedies:

                  (a) JS may terminate this Agreement, whereupon all rights of Unified to the use of the trucks, drivers, and dispatcher shall cease; or

                  (b) Whether or not this Agreement is terminated, JS will, at the sole cost and expense of Unified, return any or all of the Containers and chasis promptly to the possession of the appropriate Lessor in good repair and good working order and condition. JS, at its sole option and through its employees, agents or contractors, may take the necessary steps required under the law to take immediate possession thereof, all without liability to JS, its employees, agents or contractors for such entry; or

                  (c) JS may proceed by court action to enforce performance by Unified of this Agreement or pursue any other remedy it ma0y have hereunder, at law, in equity or under any applicable statute, and recover such other actual damages as may be incurred by JS; or

                  (d) JS may recover from Unified damages, not as a penalty but as liquidation for all purposes and without limitation of any other amounts due from Unified under this Agreement, in an amount equal to the sum of (i) any unpaid fees and/or any additional amounts due hereunder (ii) the present value of all future fees calculable hereunder required to be paid over the Term remaining after after default.

         13. Usage. The Parties represents that it's Equipment will be used in the United States and will be used only in the lawful nonhazardous biosolids transport business. The Parties hereby agree that, if required from time to time by any Lessor, the Parties shall immediately report the exact location of each item of the Equipment to the Lessor. The Parties agree to comply with all applicable state and federal transportation laws and all railroad and yard rules and regulations and not to exceed the rated maximum weight capacity of the chassis and Containers.

         14. NonAssignment. JS shall not assign, mortgage or encumber this Agreement , or otherwise relinquish possession of any unit of Unified's Equipment without the prior express written consent of the Lessor, which shall be given at the sole discretion of the Lessor.

         15. No Damage. JS shall not be liable to Unified or any other person for any failure or delay in the performance of any obligations due to events beyond its reasonable control, including but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of the public enemy, sabotage, riots, civil disorder, strikes, lockouts, labor disputes, labor shortage, work stoppages, transportation embargoes or delays, failure or shortage of materials, supplies or equipment, failure of suppliers to deliver as requested, failure of repairs facilities to accomplish repairs or maintenance, acts of God, and acts of regulating or priorities of any governments or its branches or agencies, or otherwise..

         16. Limited Use. JS shall not use any Containers and/or any chassis, or permit any of the Equipment to be used for any purpose other that that which is contemplated by this Agreement.

         17. Relationship. The Parties shall never at any time during the duration of this Agreement for any purpose whatsoever be or become the agent of the other Party hereto.

         19. Acknowledgement as Subcontractor. Upon the execution of this Agreemenmt, Hydropress agrees that it will immediately notify The City of New York, Department of Environmental Protection, Bureau of Wastewater Treatment that JS shall be designated as a "Subcontractor" under its long term biosolids management contract with The City of New York, Department of Environmental Protection, Bureau of Wastewater Treatment.

         20. Remedies Cumulative. Each parties rights and remedies with respect to any of the terms and conditions of this Agreement shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies provided by law or in equity.

         21. Captions. The captions contained herein are not a part of this Agreement. Such captions are only for the convenience of the parties and do not in any way modify, amplify, or give full notice of any of the terms, covenants or conditions of this Agreement. The Recitals at the beginning of this agreement are a substantive part hereof.

         22. Choice of Law. This Agreement shall be interpreted under and governed by the laws of the State of New Jersey. The Parties hereby agrees that any claim or controversy arising out of this Agreement may, at either Parties option, be litigated in state or Federal courts located in the State of New Jersey and the Parties hereby irrevocably consent to submit to the jurisdiction of such courts and/or the American Arbitration Association in The State of New Jersey, under its Commercial Rules. Service of process shall be completed seven
(7) days after mailing through the U.S. Postal Service, certified mail, return receipt requested, to the above address of the Party to be served.

         23. Notices. Notice and other communications required hereunder shall be given in writing by registered or certified mail, or facsimile at the address above or at such other address as may hereafter be given in writing by either Party.

         24. NonWaiver. No waiver by Unified of any "breach" or "default" hereunder, or omission or delay by the Unified in exercising any of its rights hereunder, or course of dealing between Unified and Cross Harbor shall operate as a waiver by Unified to subsequently require full compliance with this Agreement or as a waiver of any of Unified's rights or remedies hereunder, nor shall any single or partial exercise by the Unified of its rights hereunder preclude any other or further exercise of any other right.



         26. Facsimile Signatures. Facsimile signatures shall be valid for purposes of the execution and delivery this Agreement.

         27. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         28. Severability. Any provisions of this Agreement prohibited by the law of any Jurisdiction shall, as to such jurisdiction, be ineffective and to the extent of such prohibition without invalidating the remaining provisions of this Agreement.

         29. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof, and shall inure to the benefit of and bind the successors, heirs and legal representatives and, where assignment is permitted hereunder, assigns of the Parties hereof. Any change or modification to this Agreement must be in writing and signed by the Parties herein.

         IN WITNESS WHEREOF, the Parties hereto have caused this Full Service Truck Transportation Agreement to be executed and delivered as of the date and year first written above.

ATTEST:                              UNIFIED SERVICES GROUP, LLC.



________________________   By: __________________________________
                                     Roger E. Tuttle, President


ATTEST:                              J.S. Transportation, Inc.

_______________________         By:__________________________________
                                     Ronald W. Bridges, President